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                                                                   Exhibit 10.16


                                    EXHIBIT B
                                  NON-RECOURSE
                                 PROMISSORY NOTE



$                 .00                                     Minneapolis, Minnesota
 -----------------                                       ____________ __, 2000__

         FOR VALUE RECEIVED, the undersigned, D. Bradly Olah (the "Debtor"), promises to pay to the order of Active IQ Technologies, Inc. (the "Payee"), at its offices at 601 Carlson Parkway, Suite 1550, Minnetonka, Minnesota 55305 or at such other place as the holder of this Note may designate from time to time, the principal sum of __________________________________ Dollars and no cents ($_______________.00) (the "Principal Sum").

         This Note has been issued pursuant to that certain Pledge Agreement of even date herewith by and between Debtor and Payee.

         1. The Principal Sum shall be due and payable in full, together with interest accruing at the rate of five percent (5%) per annum, within one hundred eighty (180) days of the date that Debtor's employment with Active IQ Technologies, Inc. is terminated for any reason or no reason.

         2. If any amount due hereunder remains unpaid ten (10) days after payment is due, interest at the rate of eight percent (8%) per annum shall accrue on the unpaid amount, commencing on the due date and shall continue until all amounts due are paid in full.

         3. This Note is without recourse to Debtor except to the extent secured by that certain Pledge Agreement, of even date herewith, by and between Debtor and Lender, pursuant to which Debtor has granted to Lender a security interest in _______ shares of Active IQ Technologies, Inc. common stock owned by Debtor. Lender shall not take any action against Debtor, or Debtor's assets, except to the extent necessary to exercise Debtor's remedies under the Pledge Agreement.

         4. The undersigned waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; agrees to pay on demand all costs and expenses of the holder of this Note in connection with this Note and any security for this Note, including without limitation reasonable attorneys fees, plus interest on such amounts at the rate set forth in this Note. Interest on any amount due under this Note shall continue to accrue, at the option of the holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

         No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Note shall be cumulative and may be exercised singly, concurrently, or successively. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to laws governing the conflict of laws.




                                         ---------------------------------------
                                         D. Bradly Olah